SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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RPM Dental, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware	8000	27-1994359
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

RPM DENTAL, INC.
3285 Blazer Parkway, Suite 200
Lexington, Kentucky 40509
(859) 552-6204
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

3285 Blazer Parkway, Suite 200
Lexington, Kentucky 40509
 (859) 552-6204

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ERIC STEIN, ESQ.
CHRISTINE MELILLI, ESQ., CPA
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.000001	1,525,000	$0.02	$30,500	$2.17

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  October   , 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, Dated October  , 2010

1,525,000 SHARES OF
RPM DENTAL, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,525,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  October  , 2010

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision .

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

We are a Delaware Corporation incorporated on February 25, 2010 and operate our business through our wholly-owned subsidiary, RPM Dental Systems, LLC, a limited liability company formed in Kentucky on September 15, 2009. Our subsidiary commenced operations as a consulting and marketing company for dentists . RPM Dental Systems, LLC was formed to help medical and other professionals educate their patients via the internet.  The parent company, RPM Dental Inc ., will focus on assisting dentists in marketing their practice and reaching out to potential patients using the internet and wireless media.  RPM Dental Systems, LLC became our wholly owned subsidiary in connection with our desire to expand, raise money and become a publicly traded company . Our website addresses are www.rpmdental.com and www.outrankmydentalcompetition.com.

On April 1, 2010, we issued four million (4,000,000) shares of common stock par value $.000001 to Josh Morita, Director and Chief Executive Officer for the formation of the Corporation and facilitation of the acquisition of RPM Systems, LLC as our wholly owned subsidiary. The shares issued to Mr. Morita are subject to Rule 144 of the Securities Act of 1933 and as such, are defined as restricted securities.

Where You Can Find Us

Our principal executive offices are located at 3285 Blazer Parkway, Suite 200, Lexington, Kentucky 40509 and our telephone number is (859) 552-6204.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.02 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the period ended December 31, 2009 is derived from our audited financial statements. The statement of operations and balance sheet data for the period ended June 30, 2010 is derived from our unaudited financial statements.

	For the Period Ending December 31, 2009	Six months ending June 30, 2010 (Unaudited)
STATEMENT OF OPERATIONS
Revenues	$10, 500	$5,750
Cost of revenues	2,842	3,430
Professional Fees	2,800	4,075
General and Administrative Expenses	40,347	7,323
Net Loss	(35,489)	(9,078)

	As of December 31, 2009	As of June 30, 2010 (unaudited)
BALANCE SHEET DATA
Cash	$8,686	$3,933
Total Assets	8,686	1,500
Total Liabilities	4,175	5,433
Stockholders’ Equity	4,511	5.433

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

RPM Dental, Inc. is a Delaware Corporation founded on February 25, 2010  and we operate our business through our wholly-owned subsidiary, RPM Dental Systems, LLC, a limited liability company formed in Kentucky on September 15, 2009.  We have no significant financial resources and minimal revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are a development stage company. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICES OFJOSHUA MORITA AND DR. LAURA JUSTICE SLONE. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Joshua Morita, our President and Chief Executive Officer and Dr. Laura Justice Slone, our Director. We currently do not have employment agreements with Mr. Morita or Dr. Laura Justice Slone. The loss of either of their services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.02 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE NOT REQUIRED TO FILE PROXY STATEMENTS PURSUANT TO THE SECURITIES EXCHANGE ACT of 1934, WHICH MAY IMPEDE YOUR ABILITY TO OBTAIN INFORMATION ABOUT OUR BUSINESS AND OPERATIONS.

Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act unless we file a Form 8A to register our common stock under Section 12 of the Securities Exchange Act of 1934. Pursuant to section 15(d) we are not required to file proxy statements. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Proxy statements may include but are not limited to:

•	Voting procedure and information;

•	Background information about the company's nominated directors including relevant history in the company or industry, positions on other corporate boards, and potential conflicts of interest;

•	Board compensation;

•
Executive compensation, including salary, bonus, non-equity compensation, stock awards, options, and deferred compensation. Also, information is included about perks such as personal use of company transportation, travel, and tax gross-ups. Many companies will also include pre-determined payout packages if an executive leaves the company; and

•	Who is on the audit committee, as well as a breakdown of audit and non-audit fees paid to the auditor;

We are subject to section 15(d) of the Exchange Act. We may never file a Form 8A to register our common stock under Section 12 of the Securities Exchange Act of 1934.  If we do not file a Form 8A, we are not required to file proxy statements and it may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed on July 30, 2010 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,525,000 shares of our common stock held by 30 shareholders of our common stock which were sold in our Regulation D Rule 506 offering completed on July 30, 2010.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 20 , 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Jerry Thomas	25,000	25,000	0	0%
Carol Aldy	25,000	25,000	0	0%
Jim Brown	50,000	50,000	0	0%
Joseph Shriver	75,000	75,000	0	0%
Charles D. Porter	25,000	25,000	0	0%
Cynthia Stewart	75,000	75,000	0	0%
Joanna Miller	25,000	25,000	0	0%
Tammy May	50,000	50,000	0	0%
Joe McWilliams	25,000	25,000	0	0%
Jack Stewart	25,000	25,000	0	0%
Bonita Walters	25,000	25,000	0	0%
Renee Todd	75,000	75,000	0	0%
Kyle Bicknell	75,000	75,000	0	0%
Tim Mudd	75,000	75,000	0	0%
Shirley Todd	75,000	75,000	0	0%
Nathaniel Valentine	75,000	75,000	0	0%
Curtis Turley	75,000	75,000	0	0%
Courtney Turley	75,000	75,000	0	0%
Chuck Brown	50,000	50,000	0	0%
Annette Rardin	25,000	25,000	0	0%
Justin Tackett	25,000	25,000	0	0%
Glenn Gentry	25,000	25,000	0	0%
Gary Long	25,000	25,000	0	0%
Kenneth Byrd Jr.	25,000	25,000	0	0%
George Fletcher	75,000	75,000	0	0%
Sharon Betts	75,000	75,000	0	0%
R. David Slone	75,000	75,000	0	0%
Joseph Justice	75,000	75,000	0	0%
Carolyn Edwards	75,000	75,000	0	0%
Eric Lynn	25,000	25,000	0	0%

To our knowledge, none of the selling shareholders or their beneficial owners:

–	has had a material relationship with us other than as a shareholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
–	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $ 20 ,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 95,000,000 shares of common stock, $0.000001 par value per share and 5,000,000 shares of preferred stock, $0.000001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 95,000,000 shares of common stock, $0.000001 par value per share.  Currently we have 5,525,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock and currently have no shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by M & K CPAs, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Our proceeds from the Regulation D offering totaled $30,500.00. Our initial cost of becoming a public company is approximately $20,002.  We have monthly expenses of approximately $2,500. We generate monthly revenue of approximately $500.00.

Organization Within Last Five Years

We are a Delaware Corporation incorporated on February 25, 2010 and operate our business through our wholly-owned subsidiary, RPM Dental Systems, LLC, a limited liability company formed in Kentucky on September 15, 2009. Our subsidiary commenced operations as a consulting and marketing company for dentists. RPM Dental Systems, LLC was formed to help medical and other professionals educate their patients via the internet. The parent company, RPM Dental Inc., will focus on assisting dentists in marketing their practice and reaching out to potential patients using the internet and wireless media. RPM Dental Systems, LLC became our wholly owned subsidiary in connection with our desire to expand, raise money and become a publicly traded company. Our website addresses are www.rpmdental.com and  www.outrankmydentalcompetition.com.

We issued 4,000,000 founder shares at par value of $0.000001 to Josh Morita in consideration for services provided as our Director and Chief Executive Officer. On July 30, 2010 we completed an offering in which we sold 1,525,000 common shares at $0.02 per share in connection with our private placement.

Description of Business

General

RPM Dental, Inc. is a Delaware Corporation founded on February 25, 2010.  Our business is operated through our wholly-owned subsidiary, RPM Dental Systems, LLC, a limited liability company formed in Kentucky on September 15, 2009. On March 23, 2010, Mr. Josh Morita was appointed as our Chief Executive Officer and Chairman of the Board of Directors. On April 1, 2010, we issued four million (4,000,000) shares of common stock par value $.000001 to Josh Morita, Director and Chief Executive Officer. The shares issued to Mr. Morita are subject to Rule 144 of the Securities Act of 1933 and as such, are defined as restricted securities.

Business Model

Our business model is to target all dentists across America through our websites www.rpmdental.com and www.outrankmydentalcompetition.com. We generate revenue by offering traditional marketing plans targeted to our client’s locale and online marketing plans in which our client’s services can be optimized online through Search Engine Marketing (“SEM”). We plan to attract dentists through our website and online advertising, in addition to word of mouth referrals at dental conferences and conventions. As our good will grows, we will research and consider joint venture and affiliate opportunities with dental consultants, dental newsletter writers, and dental business brokers.

Business Development

The core of our business is to offer marketing services to dentists through our websites. Although still under construction at this time, customers buy our services and learn about our business by viewing both of our web sites located at www.rpmdental.com. and www.outrankmydentalcompetition.com.

www.rpmdental.com

We implement our Responsive Patient Marketing campaign (“RPM”) by initiating a consultation between our clients and a Dental Marketing Consultant. After the initial consultation we create a unique marketing plan for our client’s practice. We work with our clients to identify key demographics about their existing patient base, and whether or not they are best utilizing marketing materials that are currently in use by their business. We also localize our client’s practice by making sure that all their marketing materials are targeted to their local area. Since each locale is different, our research will include ways to attract customers by incorporating what we learn about their local area. In order to obtain the most favorable results for our clients, we develop a step-by-step marketing plan for their business, which highlights the roles of our team and our clients in marketing their practice. This service was announced to the public in December 2009 and has been in operation for over 9 months.

www.outrankmydentalcompetition.com

The goal of www.outrankmydentalcompetition.com is to optimize web page rankings for dentists across the country on search engines such as www.google.com; www.yahoo.com; and www.bing.com.  Our goal is to elevate dental practices to the top of the online rankings to noticeably increase their visibility and business. Our unique approach to optimize our client web pages and services is to create a video campaign which includes:

•	Two custom videos: We create two videos promoting our clients unique practice and distribute it to appropriate sources.
•	Strategic, localized keyword selection: We determine and purchase keyword phrases focused on our client’s specific local market, using our "competition domination" keyword study method.
•	First page ranking: Our clients practice lands on page one, under those keyword terms for their practice.
The services that are included in our online web page optimization plan include:

•	Video Preproduction Phase: We build a client-specific HD photo collection and conduct keyword research and analysis.
•	Video Production Phase: We write and record voice tracks as well as mp3 music tracks to create a customized video slideshow that elegantly promote our client’s businesses.

•	Video Pre-distribution: We prepare 63 authority channels for media distribution and create a custom YouTube channel for our client’s practice.

•
Video Distribution Phase: We conduct manual upload tests to verify successful video builds and set video distribution engines to autopilot mode. Additionally, we audit upload results and carefully monitor www.google.com for top 10 placement results.

•	Results Phase: We mail our client their video on DVD, as well as printed ranking results.

By creating custom videos that promote our clients unique practice to patients and implementing a localized keyword selection for online search engines we optimize our client’s online marketing strategy and help them generate more business.

Competition

The services we offer to our clients are generally cheaper than those offered by our competitors. Further, unlike our competitors, we do almost all of the work for our clients, allowing the dentists to focus their time on caring for their patients.

Marketing Plan

Our marketing strategy is to aggressively enhance, promote and support the dentist in their efforts to educate patients about their practice. This will be accomplished by implementing a traditional marketing plan which focuses on our clients locale, and utilizing very high quality professionally produced video and print media.

We will market to dentists online with our websites and search engine advertising such as Google, Facebook, Bing, and Yahoo. We intend to joint venture with publishers of online dental newsletters who have thousands of dentists in their online distribution database such as www.TheWealthyDentist.com or www.DentalInsiders.com. We plan to advertise online and in hardcopy with e-zines, websites and magazines like www.DentalTown.com.

Our Director is a member or on the board of numerous national dental organizations, including American Academy of Cosmetic Dentistry (www.aacd.com), American Association of Women Dentists (www.aawd.org), Academy of General Dentistry (www.agd.org), and American Academy of Implant Dentistry (www.aaid-implant.org). We plan to use our director’s contacts in the industry to help market our business operations.

Sales Strategy

RPM Dental's sales strategy is to utilize online marketing and websites to generate repeat, referral and new business. We will offer free consultations to dentists, evaluating their current marketing plan. This will allow us to collect contact information and to continue marketing to our contacts. We will reach out to established dental consultants and online newsletter writers such as www.TheWealthyDentist.com and www.DentalInsiders.com, and offer affiliate and joint venture opportunities to rapidly grow sales.

In this section we outline our plan of operation for the remainder of the fiscal year and the first six (6) months of the next fiscal year.

Timeline Business Start-up:

Remainder of the fiscal year:

•	Legal procedures including but not limited to filing papers of incorporation and SEC compliance.
•	Obtaining all necessary licenses and permits
•	Website development: finalize branding
•	Establishing key people and points of contact

First six months of the next fiscal year:

•	Purchase of materials: office hardware, software
•	Start date for marketing activities
•	Opening date for business

Task 1: Legal procedures: to fully establish RPM Dental as a web based business
•	Open bank accounts and credit/debit Merchant, PayPal, and dental payment systems.

Task 2: Licenses and Permits
•	Further business permits or licenses may not be required, but due diligence must be done.

Task 3: Website Development
•	Establish workflow turnaround time for placing and receiving inquiries and orders from users; ensuring all linkages are fluid.
•	Test and finalize methods of user interaction.
•	Test and finalize implementation of branding with website.

Task 4: Work on Marketing Plan
•	Decide initial marketing channels and strategy.

We believe the proceeds from our offering will satisfy our cash requirements for the remainder of the year and the first quarter of our next fiscal year.  If we do not generate sufficient revenue after the first quarter of our next fiscal year it may be necessary to raise additional funds to meet the expenditures required to operate our business. Specifically, we may need additional funds to market our website, maintain our domain name, update our web design and pay costs associated with being a public company. If it is necessary to raise additional funds we plan to conduct an additional private offering.

We do not anticipate initiating any material product research and development, material acquisition of plants and equipment, or material changes in the number of employees during the period covered in our plan of operations.

DESCRIPTION OF PROPERTY

Our business office is located at 3285 Blazer Parkway, Suite 200, Lexington, Kentucky 40509 and our telephone number is (859) 552-6204. There are no material terms or arrangements relating to our use of business offices between our Company and Pearson, Justice and Coffman and Dr. Laura Justice Sloan. Our director, Dr. Laura Justice Sloan of Pearson, Justice & Coffman DMD and Associates provides our office space at no cost.

LEGAL PROCEEDINGS

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding
•
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
•
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings, or to be associated with persons engaged in any such activity;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 31 shareholders of our common stock.

Rule 144 Shares

As of October 20 , 2010, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 20 , 2010, 1,525,000 shares of our common stock were held by the 30 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the Company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports and other information with the SEC. Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act and we will not be required to file proxy statements. Reports and other information along with this registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

FINANCIAL STATEMENTS

RPM Dental, Inc.

December 31, 2009

Index

Report of Independent Registered Public Accounting Firm

Balance Sheet as of December 31, 2009	F-1

Statement of Operations for the Period From September 15, 2009 (inception) through December 31, 2009	F-2

Statement of Cash Flows for the Period From September 15, 2009 (inception) through December 31, 2009	F-3

Statement of Changes in Stockholders’ Equity for the Period From September 15, 2009 (inception) through December 31, 2009	F-4

Notes to the Financial Statements	F-5 – F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

RPM Dental, Inc.

We have audited the accompanying balance sheet of RPM Dental, Inc. (a development stage company) as of December 31, 2009 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from September 15, 2009 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RPM Dental, Inc., as of December 31, 2009, and the results of its operations, changes in stockholders' equity and cash flows for the period from September 15, 2009 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M & K CPAs, PLLC
Houston, Texas
www.mkacpas.com
August 17 , 2010

RPM DENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2009

ASSETS	December 31,
2009

CURRENT ASSETS
Cash	$8,686
Total current assets	8,686

TOTAL ASSETS	$8,686

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	4,175
Total current liabilities	4,175

TOTAL LIABILITIES	4,175

STOCKHOLDERS' EQUITY
Preferred stock, $0.000001 par value, 5,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.000001 par value, 95,000,000 shares authorized, 4,000,000 shares
issued and outstanding	4
Additional paid in capital	39,996
Deficit accumulated during the development stage	(35,489)
Total stockholders' deficit	4,511

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,686

See the accompanying summary of accounting policies and notes to the financial statements

RPM DENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 15, 2009 (INCEPTION) THROUGH DECEMBER 31, 2009

September 15, 2009
Through
December 31, 2009

REVENUE	$10,500

COST OF REVENUE	2,842

OPERATING EXPENSES
Professional fees	2,800
General and administrative	40,347
Total operating expenses	43,147

NET (LOSS)	$(35,489)

BASIC AND DILUTED EARNINGS PER SHARE	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,000,000

See the accompanying summary of accounting policies and notes to the financial statements

RPM DENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM SEPTEMBER 15, 2009 (INCEPTION) THROUGH DECEMBER 31, 2009

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at September 15, 2009	-	-	-	-	-
Founders shares issued	4,000,000	4	(4)	-	-
Contribution of capital	-	-	40,000	-	40,000
Net loss	-	-	-	(35,489)	(35,489)
Balance at December 30, 2009	4,000,000	$4	$39,996	$(35,489)	$4,511

See the accompanying summary of accounting policies and notes to the financial statements

RPM DENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM SEPTEMBER 15, 2009 (INCEPTION) THROUGH DECEMBER 31, 2009

Operating Activities
Net loss	(35,489)
Changes in operating assets and liabilities:
Accounts Payable	4,175
Net Cash Used in Operating Activities	(31,314)

Financing Activities
Issuance of stock	4
Contribution of capital	39,996
Net Cash Provided by Financing Activities	40,000

Increase in Cash	8,686

Cash - Beginning of Period	-

Cash - End of Period	8,686

Supplemental Disclosures of Cash Flow Information

Cash paid for income taxes	-
Cash paid for interest	-

See the accompanying summary of accounting policies and notes to the financial statements

RPM Dental, Inc.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RPM Dental, Inc serves dental and other medical professionals with turn-key marketing solutions to generate referrals from existing clients and new business from the general public. Utilizing web 2.0 technologies we offer cost-effective outsourced marketing solutions to medical professionals.

RPM Systems, LLC was formed on September 15, 2009, under the laws of the Commonwealth of Kentucky.  RPM Dental, Inc. was incorporated on February 25, 2010, under the laws of the State of Delaware, as a development stage company. The Company intends to commence operations as a referral marketing solutions company. On March 23, 2010 RPM Dental, Inc. acquired RPM Systems, LLC, a Kentucky limited liability corporation.  RPM Systems, LLC and RPM Dental, Inc. are under common control.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

REVENUE RECOGNITION

Revenue is recognized when it is realized or realizable and earned. RPM Systems considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. RPM charges a one time $1,500 setup fee for each new customer and is recognized when received.  This setup fee relates to the up front labor intensive work needed for new customers.  They are then charged a $250 monthly maintenance fee which entitles them to receive the RPM e-mail newsletter service.  The monthly maintenance fees are recognized when received.  Customers do not sign contracts and are charged on a month-to-month basis.  None of our services are refundable, but can be cancelled at any time by the customer. Any additional fees charged to customers would relate to additional advertising services provided through the internet. These services also would be charged on a month-to-month basis. These criteria are assumed to have been met if a customer orders the solutions service, payment for the service clears, and the services have been provided to the client.  There was no deferred revenue as of December 31, 2009.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2009, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by FASB guidelines.

FINANCIAL INSTRUMENTS

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “ Accounting for Income Taxes ” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.   RPM Dental, Inc., had no common stock equivalents outstanding at December 31, 2009.  At December 31, 2009 , there were 4,000,000 weighted average number of shares outstanding and the loss per share, both basic and diluted, was 0 .01 .

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 - MAJOR CUSTOMERS

A major customer is a customer that represents 10% of the Company’s sales.

For the year ended December 31, 2009, RPM had seven major customers representing approximately 100% of the Company’s sales.

NOTE 3 - GOING CONCERN

RPM Systems’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $35,489 and has insufficient working capital to meet operating needs for the next twelve months as of December 31, 2009, all of which raise substantial doubt about RPM Systems’s ability to continue as a going concern.

NOTE 4 – COMMON STOCK

RPM Dental, Inc., issued 4,000,000 shares of common stock (founder’s shares) on April 1, 2010  to the President and Director of the Company.

NOTE 5 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2029 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $35,489 at December 31, 2009. The significant components of the deferred tax asset as of December 31, 2009 are as follows:
Net operating loss carryforwards	$10,647
Valuation allowance	(10,647)
Net deferred tax asset	$-

NOTE 6 – BUSINESS COMBINATION

During the reporting period we acquired RPM Systems, LLC and operate our business through this subsidiary.  RPM Systems, LLC is a limited liability company formed in Kentucky on September 15, 2009. RPM Dental Systems, LLC commenced business as a consulting and marketing company specializing in communications with dental patients. RPM Systems, LLC was formed to help medical and other professionals educate their patients and clients via the internet.  RPM Dental Systems, LLC became our wholly owned subsidiary on March 23, 2010 in connection with our desire to expand, raise money and become a publicly traded company. RPM Dental, Inc., was created to obtain control of 100 percent of the outstanding equity interests of RPM Systems, LLC.

NOTE 7 – CAPITAL CONTRIBUTION

During the reporting period we received a capital contribution totaling $40,000, of which $20,000 was contributed by Dr. Laura Justice our director, and $20,000 from Dr. Cheryl Pearson to fund our operating costs and continuing costs of being a public company.

FINANCIAL STATEMENTS

RPM Dental, Inc.

June 30, 2010

Index

Balance Sheet as of June 30, 2010 (unaudited) and December 31, 2009	F- 9

Statements of Operations for the Three and Six Months Ending June 30, 2010 and the Period From September 15, 2009 (inception) through December 31, 2009 (unaudited)	F- 10

Statements of Cash Flows for the Period From January 1, 2010 through June 30, 2010 and the Period From September 15, 2009 (inception) through December 31, 2009 (unaudited)	F -11

Statement of Changes in Stockholders’ Equity for the Six Months Ending June 30, 2010 and The Period From September 15, 2009 (inception) through December 31, 2009 (unaudited)	F- 12

Notes to the Financial Statements	F- 13 – F- 15

RPM DENTAL, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
(DEVELOPMENT STAGE COMPANY)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$3,933	$8,686
Accounts receivable	1,500	-
Total current assets	5,433	8,686

TOTAL ASSETS	$5,433	$8,686

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$4,175
Total current liabilities	-	4,175

STOCKHOLDERS' EQUITY
Preferred stock, $0.000001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.000001 par value, 95,000,000 shares authorized, 4,000,000 shares
issued and outstanding at June 30, 2010 and December 31, 2009, respectively	4	4
Additional paid in capital	49,996	39,996
Accumulated deficit during development stage	(44,567)	(35,489)
Total stockholders' equity	5,433	4,511

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,433	$8,686

The accompanying notes are an integral part of these consolidated financial statements.

RPM DENTAL, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010
AND THE PERIOD FROM SEPTEMBER 15, 2009 (INCEPTION) THROUGH JUNE 30, 2010
(DEVELOPMENT STAGE COMPANY)
			DEVELOPMENT STAGE
	SIX MONTHS	THREE MONTHS	SEPTEMBER 15, 2009
	ENDING	ENDING	THROUGH
	JUNE 30, 2010	JUNE 30, 2010	JUNE 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE	$5,750	$2,000	$16,250

COST OF REVENUE	3,430	1,018	6,272

OPERATING EXPENSES
Professional fees	4,075	900	6,875
General and administrative	7,323	795	47,670
Total operating expenses	11,398	1,695	54,545

NET INCOME (LOSS)	(9,078)	(713)	(44,567)

BASIC AND DILUTED EARNINGS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,000,000	4,000,000

The accompanying notes are an integral part of these consolidated financial statements.

RPM DENTAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE SIX MONTHS ENDED JUNE 30, 2010
AND SEPTEMBER 15, 2009 (INCEPTION) THROUGH JUNE 30, 2010
(DEVELOPMENT STAGE COMPANY) (UNAUDITED)
		DEVELOPMENT STAGE
	JANUARY 1, 2010	SEPTEMBER 15, 2009
	THROUGH	THROUGH
	JUNE 30, 2010	JUNE 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) from continuing operations	$(9,078)	$(44,567)

Change in assets and liabilities
(Increase) / Decrease in accounts receivable	(1,500)	(1,500)
(Increase) / Decrease in accrued liabilities	(4,175)	-
Net cash used in operating activities	(14,753)	(46,067)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock	-	4
Capital contribution	10,000	49,996
Net cash provided by financing activities	10,000	50,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	(4,753)	3,933

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	8,686	0

CASH AND CASH EQUIVALENTS - END OF PERIOD	$3,933	$3,933

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

RPM DENTAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM SEPTEMBER 15, 2009 (INCEPTION) THROUGH JUNE 30, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Founders shares issued	4,000,000	4	(4)	-	-
Contribution of capital	-	-	40,000	-	40,000
Net loss	-	-	-	(35,489)	(35,489)
Balance at December 30 , 2009	4,000,000	$4	$39,996	$(35,489)	$4,511
Contribution of capital	-	-	10,000	-	10,000
Stock Issuance	4,000,000	-	-	-	-
Net loss	-	-	-	(9,078)	(9,078)
Balance at June 30, 2010	4,000,000	$-	$49,996	$(44,567)	$5,433

The accompanying notes are an integral part of these consolidated financial statements.

RPM Dental, Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RPM Dental, Inc. serves dental and other medical professionals with turn-key marketing solutions to generate referrals from existing clients and new business from the general public. Utilizing web 2.0 technologies we offer cost-effective outsourced marketing solutions to medical professionals.

RPM Systems, LLC was formed on September 15, 2009, under the laws of the Commonwealth of Kentucky.  RPM Dental, Inc. was incorporated on February 25, 2010, under the laws of the State of Delaware, as a development stage company. The Company intends to commence operations as a referral marketing solutions company. On March 23, 2010 RPM Dental, Inc. acquired RPM Systems, LLC, a Kentucky limited liability corporation.  RPM Systems, LLC and RPM Dental, Inc. are under common control.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

REVENUE RECOGNITION

Revenue is recognized when it is realized or realizable and earned. RPM Systems considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. RPM charges a one time $1,500 setup fee for each new customer and is recognized when received.  This setup fee relates to the up front labor intensive work needed for new customers.  They are then charged a $250 monthly maintenance fee which entitles them to receive the RPM e-mail newsletter service.  The monthly maintenance fees are recognized when received.  Customers do not sign contracts and are charged on a month-to-month basis.  None of our services are refundable, but can be cancelled at any time by the customer. Any additional fees charged to customers would relate to additional advertising services provided through the internet.  These services also would be charged on a month-to-month basis. These criteria are assumed to have been met if a customer orders the solutions service, payment for the service clears, and the services have been provided to the client.  There was no deferred revenue as of June 30, 2010 or December 31, 2009.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2010, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company complies with FASB Guidelines for its characterization of the Company as development stage.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “ Accounting for Income Taxes ” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  RPM Systems had no common stock equivalents outstanding at June 30, 2010.  At June 30, 2010, there were 4 ,000,000 weighted average number of shares outstanding and the loss per share, both basic and diluted, was 0.00.

STOCK BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Financial Accounting Standards Board guidelines.

The Company did not grant any stock options or warrants during the period ended June 30, 2010.

RECENT ACCOUNTING PRONOUNCEMENTS

RPM Systems does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 – MAJOR CUSTOMERS

A major customer is a customer that represents 10% of the Company’s sales.

For the year ended December 31, 2009 and the six month period ended June 30, 2010, RPM had seven major customers representing approximately 100% of the Company’s sales and five major customers representing approximately 100% of the Company’s sales, respectively.

NOTE  3 - GOING CONCERN

RPM Dental Inc’s., financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $44,567 and has insufficient working capital to meet operating needs for the next twelve months as of June 30, 2010, all of which raise substantial doubt about RPM Systems’ , ability to continue as a going concern.

NOTE  4 - COMMON STOCK

RPM Dental, Inc., issued 4,000,000 shares of common stock (founder’s shares) on April 1, 2010  to the President and Director of the Company.

NOTE  5 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2029 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $44,567 at June 30, 2010. The significant components of the deferred tax asset as of June 30, 2010 are as follows:

June 30, 2010
Net operating loss carryforwards	$(13,370)
Valuation allowance	13,370
Net deferred tax asset	$-

NOTE 6 – BUSINESS COMBINATION

During the reporting period we acquired RPM Systems, LLC and operate our business through this subsidiary.  RPM Systems, LLC is a limited liability company formed in Kentucky on September 15, 2009. RPM Dental Systems, LLC commenced business as a consulting and marketing company specializing in communications with dental patients. RPM Systems, LLC was formed to help medical and other professionals educate their patients and clients via the internet.  RPM Dental Systems, LLC became our wholly owned subsidiary on March 23, 2010 in connection with our desire to expand, raise money and become a publicly traded company. RPM Dental, Inc., was created to obtain control of 100 percent of the outstanding equity interests of RPM Systems, LLC.

NOTE 7 – CAPITAL CONTRIBUTION

During the reporting period we received a capital contribution totaling $10,000, of which $5,000 was contributed by Dr. Laura Justice our director, and $5,000 from Dr. Cheryl Pearson to fund our operating costs and continuing costs of being a public company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

RPM Dental, Inc. is a Delaware Corporation incorporated on February 25, 2010 by founder, Angela McSharry. Angela McSharry is the incorporation specialist who serves as our agent in Delaware. We operate our business through our wholly-owned subsidiary, RPM Dental Systems, LLC, a limited liability company formed in Kentucky on September 15, 2009. Our subsidiary commenced operations as a consulting and marketing company for dentists. RPM Dental Systems, LLC was formed to help medical and other professionals educate their patients via the internet. The parent company, RPM Dental Inc., will focus on assisting dentists in marketing their practice and reaching out to potential patients using the internet and wireless media. RPM Dental Systems, LLC became our wholly owned subsidiary in connection with our desire to expand, raise money and become a publicly traded company. Our website addresses are www.rpmdental.com and www.outrankmydentalcompetition.com.

RPM began to sign up dentists for their marketing and consulting services in 2009.  Initially, each dentist pays $1,500, and then remits a $250 monthly maintenance fee for their account.

Results of Operations

Period Ended December 31, 2009

Since RPM Dental, Inc. is a development stage company that began September 15, 2009, there are no comparative financial periods.

RPM had $10,500 of  revenue from September 15, 2009 through December 31, 2009.  The entire $10,500 was earned from the initial set up fees charged for each new dentist who signed up for the consulting and marketing services. We had no formalized agreements with the dental practices relating to these services.  The $10,500 derived from initial setup fees consisted of $1,500 per dentist from a total of seven (7) dental practices.  The set up fee was paid by the dentist for RPM Dental to create customized email templates, audit and load client lists into customer relationship management (“CRM”) databases and perform test launches of email educational content.  We had a total of seven (7) dental practices which used our services.  The loss of any one or more of these customers may have a material adverse effect on our revenues.

For the period ended December 31, 2009, RPM had costs of revenue of $2,842 consisting of software monthly maintenance fees. . The nature of the software monthly maintenance fees are for CRM and database management systems that maintain databases of each RPM Dental Client and sends out email content. These expenses represent cost of revenue.

For the  period ended December 31, 2009, RPM had professional fees of $2,800 used to pay Infused Systems for consulting.  The nature of these consulting fees consisted of internet marketing research which assisted with our ability to arrive at competitive price points for our service offerings. In addition, Infused Systems helped complete the integration of our email templates and databases into our email marketing and CRM system. We did not enter into any material agreements with Infusion Systems.

General and administrative expenses for the same period were $4 0,347 which mainly comprised of contract labor of $30,000. The contract labor was 69.46% of the total general and administrative expenses.  Accordingly, RPM had a net loss of $35,489 for the period of inception through December 31, 2009.

Six Months Ended June 30, 2010

Since RPM is a development stage company that began February 25, 2010, there are no comparative financial periods.

RPM had income of $5,750 from January 1, 2010 through June 30, 2010.  The entire $5,750 was earned from the $250 monthly maintenance fee charged to all dentists who have already signed up for the consulting and marketing services RPM provides.

For the six month period ending June 30, 2010, RPM had costs of revenue of $3,430 consisting of software monthly maintenance fees. . The nature of the software monthly maintenance fees are for CRM and database management systems that maintain databases of each RPM Dental Client and sends out email content. These expenses represent cost of revenue

For the six month period ending June 30, 2010, RPM had professional fees of $4,075 of which $3,600 was used to pay Infused Systems for consulting.  The consulting comprises 88.34% of the professional fees.  General and administrative expenses for the same period were $10,753 which mainly comprised of $5,332 of contract labor. Accordingly, RPM had a net loss of $9,078 for the six month period ending June 30, 2010.

Liquidity

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Additionally, our stock is a penny stock. Burdens are imposed upon broker-dealers by penny stock requirements that may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock. In order to increase the liquidity of our shares we intend to list our shares on the NASDAQ or similar higher exchange.  However, there is no certainty that our common stock will ever be listed on a higher exchange and we may not be able to increase the liquidity of our common shares. We are not aware of any additional uncertainties which are reasonably likely to affect the liquidity of our common stock.  In addition, we are not aware of any other internal and external sources of liquidity and we do not have any material unused sources of liquid assets at this time.

Capital Resources

As of October 11, 2010 we have $3,933 cash on hand with an additional $1,500 in accounts receivable.

Mr. Morita and Dr. Justice will be the only employees initially as the company seeks contracts and the cost to support Mr. Morita and Dr. Justice will be minimal.  Our employees will not be taking a salary from the company in the first six months of 2010.

Based upon the above, we believe that we have enough cash to support our daily operations for the remainder of the fiscal year and the first quarter of our next fiscal year while we are operating and producing revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment or other assets. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of  October 20 , 2010 are as follows:

NAME	AGE	POSITION

Josh Morita	31	President, Chief Executive Officer, Chairman
Dr. Laura Justice Slone	49	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Josh Morita, age 30, President, Chief Executive Officer, Director

Mr. Morita has been our Chief Executive Officer and a Director since we were incorporated on February 25, 2010. Mr. Morita's responsibilities include running the day-to-day operations and business development of our company. Prior to founding the Company, from October 2008 to present, Mr. Morita has served as a Senior Director of Business Development for Healthcare Business Media, a healthcare media company. From March 2008 to October 2008, Mr. Morita was a corporate recruiter for Robert Half International. From April 2004 to March 2008 Mr. Morita was a Senior Loan Officer for Benchmark Mortgage and American Lending Group.  Mr. Morita has over two (2) years of business to business sales experience within the medical industry and demonstrated leadership and proven sales growth within that time.  Mr. Morita received a Bachelor of Commerce degree with Honors from the University of British Columbia.

Dr. Laura Justice Slone, Director

Dr. Justice has been a Director of RPM Dental, Inc. since incorporation on February 25, 2010. She has been a practicing dentist with Pearson, Justice, Coffman DMD & Associates since 1995. Dr. Justice received her BA degree in Biology from Transylvania University in Lexington, Kentucky. She graduated from the University Of Kentucky's College Of Dentistry with honors. She has received extensive post-graduate certificates in advanced cosmetic procedures from Louisiana State University, the Center for Cosmetic Excellence in Chicago, the Eubank Institute, and the Kois Center. Dr. Justice is also one of only 260 accredited members worldwide of the American Academy of Cosmetic Dentistry. She has been a member of the AACD since 1999. She also has been honored to serve as an examiner for the AACD for the past seven years. In addition, Dr. Justice served on the PR Committee for the AACD both as a member and chairman. She also is a co-founder and past President of the Kentucky Academy of Cosmetic Dentistry.  She has served on the Kentucky Board of Dentistry and is a member of the Bluegrass Dental, Kentucky Dental and American Dental Societies. She is also a member of the American Association of Women Dentist, Academy of General Dentists, the American Academy of Implant Dentistry, and the American Associates of Dental Examiners. She is one of the official dentists of the Miss Kentucky Pageant and works closely with local television and modeling personalities in enhancing their smiles.  Dr. Justice has over fifteen (15) years experience as an owner of a successful dental practice.  She is a member and board member of numerous local and national dental associations and she has extensive knowledge of the dental marketplace and many relationships which we believe will help to create growth opportunities for RPM Dental.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the company’s last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Josh Morita, Chief Executive Officer	20 09	$0	0	0	0	0	0	4*	$4*

*The compensation earned or paid by the Company to its named officers and directors are in connection with the issuance of 4,000,000 common shares valued at $0.000001 per share.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through October 20 , 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2010 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We currently do not have any employment agreements with any of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 20 , 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Josh Morita	4,000,000	76.19%

(1)  Based upon 5,525,000 shares outstanding as of  October 20 , 2010.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On April 1, 2010 we issued 4,000,000 shares of par value $.000001 common stock to Josh Morita pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The shares were issued in exchange for services rendered to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RPM DENTAL, INC.
1,525,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until  October 20 , 2010, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   October   , 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Securities and Exchange Commission registration fee	$2.17
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,002.17

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities.

We were incorporated in the State of Delaware in February 2010. On April 1, 2010 4,000,000 shares were issued to Josh Morita in return for services rendered to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

On July 30, 2010, we completed a Regulation D Rule 506 offering in which we sold 1,525,000 shares of common stock to 30 investors, at a price per share of $0.02 per share for an aggregate offering price of $30,500. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	No. of Shares
Jerry Thomas	25,000
Carol Aldy	25,000
Jim Brown	50,000
Joseph Shriver	75,000
Charles D. Porter	25,000
Cynthia Stewart	75,000
Joanna Miller	25,000
Tammy May	50,000
Joe McWilliams	25,000
Jack Stewart	25,000
Bonita Walters	25,000
Renee Todd	75,000
Kyle Bicknell	75,000
Tim Mudd	75,000
Shirley Todd	75,000
Nathaniel Valentine	75,000
Curtis Turley	75,000
Courtney Turley	75,000
Chuck Brown	50,000
Annette Rardin	25,000
Justin Tackett	25,000
Glenn Gentry	25,000
Gary Long	25,000
Kenneth Byrd Jr.	25,000
George Fletcher	75,000
Sharon Betts	75,000
R. David Slone	75,000
Joseph Justice	75,000
Carolyn Edwards	75,000
Eric Lynn	25,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed n July 30, 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of M & K CPAs, PLLC

* Previously filed with the Securities and Exchange Commissions as an exhibit to the Form S-1 Registration Statement on August 17, 2010.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Lexington, Kentucky on October 20 , 2010.

RPM DENTAL, INC.

By:	/s/Josh Morita
Josh Morita
Chairman of the Board of Directors, Chief Executive Officer Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Josh Morita and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of RPM Dental, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Josh Morita
Josh Morita
Chairman of the Board of Directors, Chief Executive Officer